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                                                                   EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-8 No. 33_______ pertaining to the 1987 Stock Option Plan of OptimumCare Corporation and to the incorporation by reference therein of our report dated March 18, 1996, with respect to the financial statements and schedule of OptimumCare Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                        ERNST & YOUNG LLP



Orange County, California
July 18, 1996